Exhibit 99.1

                            EEI Financial Conference
                                November 8, 2005
                                   Bob Catell
                                    Bob Fani
                                 Gerry Luterman
                           "Executing on our Strategy"

Cover Page

Good morning, and welcome to KeySpan's presentation "Executing on our Strategy." I am glad to have an opportunity to update you on KeySpan's business segments, performance, and strategy for efficient growth. Joining me today are other members of our senior management team, including Bob Fani, Steve Zelkowitz, Gerry Luterman and Mike Taunton.


Over the past several years, KeySpan has created a solid business profile...


Slide 1 - KeySpan's Keys to Success

....and grown to become the largest gas distribution company in the Northeast and the largest generator of electricity in New York State.


There are several keys to our success at KeySpan, including our focused strategy and low risk business profile. Our goal is to maintain our strong financial position, focusing on the balance sheet and cash flows. As we invest in new projects, we have in place disciplined financial criteria to ensure the profitability of our growth.


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Slide 2 -  KeySpan's Focused Strategy

We have stayed focused on a very basic strategy -- to achieve growth through our two core businesses: our regulated gas distribution business and our energy assets portfolio, which is predominantly composed of our electric generation. Both of these businesses are well-positioned in markets with excellent growth opportunities.

Our gas distribution business, with its focus on the customer, is the foundation of our steady growth. The low saturation in our service territories provides unique organic growth potential. We benefit further from operating in affluent markets with strong customer demographics.

And we continue to enhance our marketing programs, targeting high margin customers, offering gas heating and other new products and services.


Our second core business - Energy Assets & Supply - includes our electric generation portfolio, as well as assets that support our gas distribution business. Our generation assets operate in the New York City and Long Island load-pocket electric markets. We have the opportunity to grow earnings through the continued optimization of our existing asset portfolio, including our contractual assets, as well as through building or acquiring additional strategic generation assets in the Northeast region.

We are also pursuing additional investments in electric transmission, pipeline, LNG and storage assets, which will support the continued growth of our businesses.

And now I would like to review KeySpan's results for the third quarter and year-to-date...


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 Slide 3 - Strong 3rd Quarter and 9 Month Results

....KeySpan  reported  strong  results  for the third  quarter  of 2005 with core earnings of $0.13 per share, significantly higher than last year's $0.03 per share, excluding discontinued operations and the contribution from non-core investments. These results were due to the strong performance of the electric services segment during the peak summer period, as well as significant interest savings and efficient expense management.

For the first nine months of 2005, core earnings were $1.67 per share, up 8% over last year. In addition to the strong contribution from Electric Services, which includes the added capacity from the Ravenswood expansion in the second quarter last year, Energy Services' results were substantially improved, year over year, and we continued to add new customers in our gas distribution segment.


Slide 4 - Electric Services 3rd Quarter Review

The main driver of this quarter's results was the Electric segment which reported operating income 35% higher than last year. The performance of our Ravenswood's plant with both higher energy margins and capacity revenues drove these results. Energy margins increased $34 million over last year as a result of increased spark spreads which were up by 56%, as well as an 8% increase in the number of megawatt-hours sold in the New York City energy market.

These results were driven by weather which was 50% warmer than last year, and Ravenswood's dual fuel capability allowed KeySpan to take advantage of the pricing differential between natural gas and oil.


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Our units at Ravenswood  had the ability to burn residual fuel oil,  which under current market conditions, enjoys a significant price advantage over natural gas. With regards to capacity, revenues increased by $5 million, due to the load growth in New York City, and the excellent reliability of the units which was greater than 95%.

Slide 5 - Customer Additions on Target to Meet $47 M GPM Goal

Despite rising gas prices, the gas business continued to add customer load growth and is ahead of its nine month target. KeySpan completed more than 28,000 gas installations, which should add over $31 million in new gross profit margin, and we are on target to meet or exceed our goal of $47 million in gross profit margin in 2005.


Slide 6 - Impact of High Gas Prices

I would like to now address the impact of high gas prices on our business. First, in terms of gas supply, KeySpan has adequate supplies for this winter, with one-third of our customers' needs in storage and LNG, which was 100% full at the start of the heating season. In addition, the remaining two-thirds of our gas needs are covered by contracts for pipeline and capacity supply for winter delivery, of which half is hedged

Second, with regards to gas costs, KeySpan has been able to mitigate rising gas costs through our hedging strategy, and these financial hedges will save our customers approximately $500 million. We do, however, expect our customer bills to increase approximately 30 to 40% this winter.



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To help alleviate this increase, KeySpan has several customer programs in place, including balanced billing plans, which 40% of our customers are currently enrolled in, an aggressive early referral program, as well as encouraging qualified customers to access the newly expanded Low Income Home Energy Assistance Program or LIHEAP.

Third, we expect an increase in conservation and attrition, as our customers react to the higher gas prices. This has historically been approximately 1.6% of net margins, and we are currently analyzing the impact of gas prices on this.


Slide 7 - Collections in Gas Distribution

One of the other impacts of higher gas prices is a rise in uncollectibles in accounts receivable for the gas business as we increased the reserve for uncollectibles by $20 million year-to-date, but KeySpan has implemented several aggressive programs to manage this. We have stepped up our collection efforts, including an early referral program, which is a more aggressive outbound calling process and field collection effort. This program has shown success, as demonstrated by the decrease in A/R greater than 90 days as a percentage of revenue, as compared to last year. This is an important metric for aging receivables, and an item that we will continue to aggressively pursue.



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In addition,  I am pleased to report that on November 1, 2005, the Massachusetts
Commission authorized recovery of under-recovered gas-related bad debt expenses for the period January 1, 2004 to December 31, 2004 through the gas cost adjustment factor, and has established a mechanism for future recovery of such costs. KeySpan is in the process of analyzing the impact of this order.


Slide 8 - Interest Savings

Turning now to our lowered interest expense... we have been lowering our debt levels throughout 2004 into the first quarter of this year, and have decreased this by half a billion dollars in the last nine months alone. This has translated into significant interest savings to the Company; $21 million for the third quarter, and $61 million year-to-date, over last year. This is a decrease of approximately 24% and part of our successful financial strategy to strengthen the balance sheet.


Slide 9 - On Track to Meet Our Goals

Our results to date are consistent with the 2005 objectives we established. Our primary objective is to provide a total annual return to our shareholders of 9 to 10%. In order to accomplish this: - We are committed to growing KeySpan's earnings by 4 to 5% annually, - We are focused on strong cash flows to support sustainable dividend growth, and - We will maintain our strong financial position with an enhanced balance sheet.


And with this strategy of focusing on our gas and electric businesses...


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Slide 10 - Establishment of More Conservative Business Mix

....We have  established  a very  conservative  business  mix. We have exited our higher risk upstream investments with the sales of our two major non-core businesses in 2004, and further reduced our risk profile. As you can see, KeySpan's assets are now concentrated in the gas distribution and electric services segment.


And as a result, over 95% of KeySpan's operating income comes from regulated, contractual or load pocket businesses - resulting in very secure operating income and cash flows.


And now Bob Fani will discuss our operations...






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Slide 11 - KeySpan Gas Distribution

Thanks, Bob. I would like to start first with the gas distribution business...


As the largest Northeast gas distribution company with over $1.6 billion in gross profit margin and approximately 2.6 million customers, our primary focus is to achieve cost-effective growth.

Our growth will be driven by our substantial market opportunities where we have a combined residential and commercial potential of over 1 million prospects. We use enhanced marketing and optimize capital programs to achieve our growth. We have a goal to add nearly $50 million in new gross profit margin in 2005, while reducing both our O&M and capital expenditures.

The foundation for our growth continues to be our unique organic growth opportunity based on very low saturation levels in both the residential and business markets...


Slide 12 - Unique Organic Growth Opportunity

In our residential market, our territory is only a little more than 50% saturated, and in our business market, our territory has a saturation level of approximately 60%. These markets have a potential gross profit margin of over $1 billion.

With such low saturation levels, we expect our customer growth to continue well into the future.





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Our gas business is a steady growth  business,  and we are forecasting our total firm demand to continue increasing approximately 3% per year -- More than twice the industry average.


Slide 13 - Maximizing New Customer Gas Growth

Through our approach of adding customers efficiently, we established our optimal gas growth goal for 2005, targeting $47 million in GPM, which we are on track to achieve.

This goal was developed to optimize our return on invested capital or "ROIC" - where we added growth until the incremental ROIC reached our weighted average cost of capital. We are currently projecting a total ROIC of over 16% for this year's program.

While this approach has resulted in a modest reduction in GPM, we have reduced our gas growth capital by 25% from 2003 to our projected level of $155 million in 2005, and have also reduced our marketing expenses by approximately 35%.

Turning now to Electric Services...


Slide 14 - KeySpan Electric Services

....which is a key  business,  providing  over $1.5 billion in gross  revenue and contributing over 30% of our Operating income, a major portion of our earnings.



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The generation segment of the electric services business provides electric power to the New York City and Long Island areas. We own and operate about 6,650 MW of generating capacity - with 4,200 MW located on Long Island and 2,450 MW in New York City. We provide the vast majority of Long Island's power and approximately 25% of New York City's power. Our new Ravenswood unit helped grow the size of our generation portfolio by 250 MW as it went into commercial operation in the second quarter of 2004.

The other major portion of our electric services business is the contracts with the Long Island Power Authority to manage the transmission & distribution system for their 1.1 million customers on Long Island.

With regards to our generation strategy...


Slide 15 - Focused Generation Strategy

In keeping with KeySpan's profile of minimizing risk, our generation portfolio includes a mix of contractual and load pocket generation, supported by a conservative hedging strategy which helps to better insulate our earnings.

As shown in the graph:

1. Two-thirds of KeySpan's current generation portfolio is under a long-term contract to LIPA, where we receive guaranteed capacity payments for the entire Long Island fleet.

2. The other one-third represents the Ravenswood plant, located in the New York City load pocket, with two-thirds of its net revenues coming from capacity payments in 2005.


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3.   In addition, for the component that is least predictable - energy payments, which make up about one-third of Ravenswood's net revenues - we continue to hedge at least one-half of the risk through financial hedges of peak electricity.

Overall, this entire portfolio of power plants fits squarely into our focused, Northeast generation strategy.


Slide 16 - Capacity Issues

Now I would like to address the New York City capacity and its outlook for next year. There has been a considerable amount of discussion regarding 1,000 megawatts of new capacity that is projected to come on line next year, and its impact on capacity pricing. I would like to point out that New York City is one of the most attractive capacity markets in the United States because it is a load pocket with local reliability rules, and we expect it to remain a great market now and in the future. Remember that these planned additions will cover the growing demand in the City of approximately 150 to 200 megawatts per year, but there will be some unevenness in the capacity markets as the demand grows to match this supply.

There are several other factors, however, that will directly affect next year's outlook for capacity pricing, and I would like to briefly cover them. First, obviously the timing of the new additions will be critical to any pricing, and many previous projects have been delayed due to the challenges of construction within New York City.


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Second,  a  possible  change  in  reliability  rules by the  Independent  System
Operator or ISO is being considered since some upstate electric utilities recently approached the FERC, stating that New York City's 80% in-city reliability requirement is too low, resulting in these companies subsidizing the downstate utilities. Third, changes in the New York City transmission system appear to have adversely impacted import capability into the City, which the ISO and FERC are currently reviewing. And lastly, plant outages also have an impact on capacity pricing, and I am pleased to say that our diligent maintenance program has allowed our units to have availability of over 97%.

We have been analyzing these issues, and will present our own capacity estimates when we release our guidance for 2006.


Slide 17 - Meeting Supply Needs in the Northeast

Turning now to some of our investment projects to enhance gas supply in our service area... The new Energy Bill provided a very critical breakthrough in the advancement of future energy projects -- an expedited approval process for permitting new pipelines with FERC as the lead agency. To this end, KeySpan filed two months ago filed an appeal to the Connecticut DEP's denial of a single water permit, which should allow the Islander East pipeline project to move forward. This 265,000 dth pipeline project will increase gas supply to Long Island and is planned to be in service in 2007. Besides this pipeline, KeySpan has two other supply projects critical to energy supply in the
Northeast.....which will allow for continued reliable delivery to our customers.


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These future projects will also have the added benefit of mitigating natural gas prices throughout our service territories, as increased supply should be growing in line with the demands of the dynamic Northeast region.

Regarding the Millennium pipeline project, in which KeySpan has a 21% equity interest, new supplies of natural gas will be allowed to cross New York to connect to supply hubs in the Central United States and Canada. This project is planned to go into service in 2007 and is currently under FERC review.

With regards to our FERC-regulated LNG storage facility in Providence, Rhode Island, the FERC denied our application for an upgrade to accept marine deliveries and triple vaporization capacity. We disagree with the decision's rationale, and filed in August for a rehearing by the FERC. In the meantime, this existing 2 Bcf storage facility will continue to operate as a critical peak supply to the region as we explore other options for this project.


Our investment in these projects will be approximately $300 million and are expected to earn FERC-regulated returns.

In addition to these projects, KeySpan continually evaluates other investment opportunities, in both gas and electric, to continue to grow our businesses. We currently have been short-listed for several projects and will give updates as they progress.


Now Gerry Luterman will provide an update on the Company's financial strategy.


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Slide 18 - Financial Focus

Thanks, Bob. KeySpan's financial strategy supports the growth of our company. We are focused on:

     -    the strength of the balance sheet,

     -    maintaining our `A' quality credit ratings,

     -    improving profitability, and

     - ensuring strong and reliable cash flow from operations to support the dividend and capex program.

This focus continues this year, setting the stage for our growth strategy. Looking more closely at our debt-to-total-capitalization...


Slide 19 - Strengthening the Balance Sheet

Through the successful sales of non-core assets over the last several years, this ratio has come down from 67% at the end of 2002 to approximately 57% at the end of 2004. This year we are projecting minimal borrowing and further ratio improvement, with a projected debt-to-cap ratio at year-end 2005 in the high 40's.

We are very comfortable with these levels, considering our low business risk profile, which provides room for growth. This is also reflected in the tight spreads our bonds command in their markets - they fully reflect our "A" quality credit ratings. The bottom line -- our balance sheet is well-poised to support our future growth.


Looking more closely at our financial projections...



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Slide 20 - Cash Flow / Capital Expenditures

Our net cash flow from core operations -- given normal weather and before working capital and capex for new investments and gas growth -- is projected to essentially cover both our maintenance capex and our increased dividend. Please note that our maintenance capex is related to infrastructure work required in order to deliver energy reliably and safely to our customers. Also, we plan to finance our growth projects separately.


Slide 21 - Working Capital

Looking now more closely at our working capital position... KeySpan has sufficient capital to cover the increase in gas costs, which obviously will work itself out as it is billed and collected in the future. We have $1.5 billion available for seasonal, short-term working capital needs for the next 4 to 5 years through our Commercial Paper Program, which is rated `A-1 / P-2', allowing us to receive competitive short-term rates. This CP program is backed up by our bank credit facility, which also has term loan provisions if needed. In addition, KeySpan collects collateralized cash from our investment-grade counterparties in our derivative transactions, which is laid out in our contracts, reducing our exposure.

Now  looking  at  our  solid   dividend,   which  is  very   important  to  many
shareholders...


Slide 22 - Solid Dividend

....  We  are  currently  providing  a  dividend  yield  of  over  5%,  which  is comparatively higher than both the S&P 500 and Utility indices, as well as the current yield on the 10-year U.S. Treasury.


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Under our new 2005 dividend  framework and asset base, we are  comfortable  with maintaining a payout ratio of 70 to 80% of earnings and 35 to 40% of cash flow, reflecting our lowered business and financial risk profile.

We continue to be committed to maintaining and growing our dividend, recognizing it as a key part of KeySpan's overall return to shareholders.


Now turning to KeySpan's earnings guidance...


Slide 23 - 2005 Earnings Guidance

I would like to mention that 2004 core earnings of $2.41 per share included $0.20 related to KeySpan Canada's normal operations, which was sold in 2004. Excluding these items, core earnings for 2004 were $2.21 per share.

From this base, we plan to grow our 2005 earnings by 4 to 5%, which is reflected in our guidance of $2.30 to $2.40 per share.


And now I would like to turn it back to Bob Catell for closing remarks.




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Slide 24 - Maximizing Shareholder Value

Thanks, Gerry, for the financial update. The multiple aspects of KeySpan's growth strategy support our goal to maximize shareholder value. In executing our focused business strategy, we have growth opportunities in both the gas and electric markets, including the improvement of our operational efficiency.

As we strive to minimize business risk, we remain focused on improving our balance sheet and liquidity position, as well as maintaining our `A' quality credit ratings.

Strong corporate governance is a priority at KeySpan, as is our relationships with regulators and the communities we serve.


And we reiterate our commitment to the dividend - now raised to $1.82 per share, which we look to increase in the future. Added to our 4 to 5% earnings growth, this provides a relatively low risk, solid total return of 9 to 10% to our shareholders, as we continue to strive towards maximizing shareholder value.


And with that, I would like to thank you for your interest in KeySpan, and we would be glad to answer your questions at this time.










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